EXHIBIT 10.05

               AMENDMENTS NO. 1, 2 AND 3 TO EMPLOYMENT AGREEMENT
                                OF RHONDA BROWN

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                 AMENDMENT NO.1 TO AMENDED EMPLOYMENT AGREEMENT


         This Amendment No.1 to that certain Employment Agreement (this "Amendment"), dated as of May 1, 1998, by and between Steven Madden, Ltd., a New York company (the "Company"), and Rhonda Brown (the "Executive").

                              W I T N E S E T H :
                              - - - - - - - - -

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of July 1, 1996, a copy of which is attached hereto as Exhibit A (the "Existing Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Existing Agreement to reflect the foregoing.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Existing Agreement is hereby amended as follows:

                  A. Section 3 shall be amended by deleting the words, "thirty six (36) months" and inserting in lieu thereof the words, "sixty (60) months."

                  B. Section 4.4 shall be amended by adding the following sentence at the end of such section:

                  In addition, Executive shall be entitled to be reimbursed for expenses incurred by Executive in connection with the operation of an automobile in an amount not to exceed $800 per month.

                  C. Section 6 shall be amended by adding the following paragraph after Section 6(b):

                  (c) If a Change of Control (as defined below) occurs without Executive's prior written consent, Executive shall have the right to terminate this Agreement. At least ten (10) days prior to any such proposed Change of Control, the Company shall notify the Executive of its intention to effect such Change of Control, and the Executive shall thereupon have five
                  (5) days from the actual receipt of such notice to give notice of her intention to terminate this Agreement in the event of

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                  the Change of Control. If, notwithstanding such notice by the
                  Executive, the Company proceeds with such Change of Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and the Executive shall have the right to receive the payments set forth in Section 7(c) below.

                  As used herein, the term "Change of Control" shall mean: (i) when any "person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

                  D. Section 7 shall be amended by adding the following paragraph after Section 7(b):

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                  (c) In the event that a Change of Control occurs without the
                  Executive's prior written consent thereto, the Executive shall be entitled to receive in cash, within ten (10) days of termination, (i) the Expense Reimbursement Amount, (ii) the Unpaid Salary Amount, (iii) an amount equal to the greater of
                  (x) the balance of the Executive's salary that would have been paid by Company pursuant to Section 4.1 hereof over the full Term of this Agreement if the Agreement had not been terminated and (y) the Base Salary for the two years immediately following such change of control , and (iv) an amount equal to Executive's bonus, if any, for the preceding 12-month period ended August 31, multiplied by the remaining years (including any fractional years) left under this Agreement since the date such bonus was determined by the Board of Directors. In the event that any payment (or portion thereof) to Executive under this Section 7 is determined to constitute an "excess parachute payment," under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

                  (i) the after-tax value to Executive of the payments under this Section 7(c) without any reduction; and

                  (ii) the after-tax value to Executive of the payments under this Section 7(c) as reduced to the maximum amount (the "Maximum Amount") which may be paid to Executive without any portion of the payments consulting an "excess parachute payment".

                  If, after applying the agreed upon calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater that the after-tax value determined under clause (i) above, the payments to Executive under this Section 7 shall be reduced to the Maximum Amount.

         2. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Existing Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

                                        STEVEN MADDEN, LTD.


                                        By: /s/ STEVEN MADDEN
                                            ------------------------------------
                                            Name:  Steven Madden
                                            Title: Chairman of the Board,
                                                   Chief Executive Officer and
                                                   President


                                            /s/ RHONDA BROWN
                                            ------------------------------------
                                            Rhonda Brown

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

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         This Amendment No. 2 dated as of March 15, 1999 to that certain Employment Agreement (this "Amendment"), by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Rhonda Brown (the "Executive").

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of July 1, 1996, a copy of which is attached hereto as Exhibit A (the "Original Agreement"); and

         WHEREAS, the Company and the Executive amended the Original Agreement as of May 1, 1998 by executing Amendment No. 1 thereto (as amended, the "Existing Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Existing Agreement to reflect the foregoing.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Existing Agreement is hereby amended as follows:

                  A. see attached; provided however, that commencing on July 1, 1999, the Base Salary shall be subject to an increase of 5% per annum.

                  B. Section 4.3(b) shall be deleted in its entirety and the following paragraph shall be substituted in lieu there:

                  Effective July 1, 1999, on each August 30th during the Term the Executive shall be entitled to receive options (the "Option Bonus') to purchase a number of shares of Common Stock equal to one half (1/2) to the dollar amount of the Cash Bonus (i.e. if the cash bonus equals $120,000, then the Executive shall receive an option 60,000 shares of Common Stock). The options comprising the Option Bonus shall vest quarterly over a one (1) year period commencing on the September 30 following the date of grant and be exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock for the five trading days ending on the August 29th prior to the date of grant. The Performance Options will be substantially in the form of Exhibit B attached hereto.

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         2.       This Amendment shall be governed by and construed in
accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Existing Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

                                        STEVEN MADDEN, LTD.


                                        By: /s/ STEVEN MADDEN
                                            ------------------------------------
                                            Name:  Steven Madden
                                            Title: Chairman of the Board,
                                                   Chief Executive Officer and
                                                   President


                                            /s/ RHONDA BROWN
                                            ------------------------------------
                                            Rhonda Brown

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

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT


         This Amendment No. 3 dated as of November 1, 2000 to that certain Employment Agreement (this "Amendment"), by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Rhonda Brown (the "Executive").

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of July 1, 1996, a copy of which is attached hereto as Exhibit A (the "Original Agreement"); and

         WHEREAS, the Company and the Executive amended the Original Agreement
(i) as of May 1, 1998 by executing Amendment No. 1 thereto and (ii) as of March 15, 1999 by executing Amendment No. 2 thereto (as amended, the "Existing Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Existing Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Existing Agreement is hereby amended as follows:

                  A. Section 4.3(b) shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                  The term of Executive's employment shall terminate on December 31, 2003, subject to earlier termination pursuant to Sections 5 and 6 hereof (the "Term").

                  B. The first sentence of Section 4.1 shall be deleted and in lieu thereof the following sentence shall be inserted:

                  The Company shall pay to Executive an annual base salary of
                  (i) two hundred seventy five thousand dollars ($275,000) through December 31, 2000, (ii) three hundred fifty thousand dollars ($350,000) from January 1, 2001 through June 30, 2002, and (iii) four hundred thousand dollars ($400,000) from July 1, 2002 through December 31, 2003 (the "Base Salary"), less such deductions as shall be required to be withheld by applicable laws and regulations.

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                  C. Section 4.3(a) shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

                           During the term of this Agreement, the Executive
                  shall be entitled to receive a cash performance bonus based upon the Company's consolidated earnings before the payment of interest and taxes and deduction for depreciation ("EBIT-D") as reflected on the Company's quarterly reports on Form 10-Q. Commencing with the quarter ending December 31, 2000, the Company agrees to pay to the Executive a cash bonus equal to four percent (4%) of the amount by which EBIT-D for the most recent fiscal quarter exceeds EBIT-D for the corresponding fiscal quarter during the preceding year (the "Cash Bonus"). In the event that EBIT-D for the most recent fiscal quarter is less than EBIT-D for the corresponding fiscal quarter during the preceding year, then the Executive agrees to repay any Cash Bonus previously paid to her after the most the recent June 30th to the extent that the Cash Bonus previously paid to her exceeds four percent (4%) of the amount by which aggregate EBIT-D for the quarters ended since the most recent June 30th exceed the aggregate EBIT-D for the corresponding fiscal quarters during the preceding year (the "Bonus Repayment Amount").

                           Within forty five (45) days following the end of each
                  fiscal quarter during the Term, the Company shall pay to the Executive an amount in immediately available funds equal to 75% of the Cash Bonus (less applicable withholding taxes) and shall retain the remainder of the Cash Bonus (the "Deferred Cash Bonus") on behalf of the Executive. Any Bonus Repayment Amount owed by the Executive shall be paid first from the Deferred Cash Bonus and then from deductions from Executive's Base Salary commencing in next quarter ending September 30th and in an amount reasonably acceptable to the Company and the Executive. Any Deferred Cash Bonus Amount held by the Company after appropriate deductions for all Bonus Repayment Amounts owed during the four quarters ending June 30th shall be paid to the Executive by the August 15th immediately following the applicable June 30th. To the extent that the Company shall have withheld taxes (in connection with the payment of the Cash Bonus) in excess of the appropriate amount as the result of the payment by the Executive of the Bonus Repayment Amount, the Company shall adjust Executive's tax withholding appropriately.

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                           For example, if EBIT-D for the quarter ending
                  December 31, 2000 equals $5,000,000 and EBIT-D for the quarter ended December 31, 1999 was $2,000,000, the Executive would be entitled to receive a Cash Bonus equal to $120,000 ($5,000,000
                  - $2,000,000 = $3,000,000 x .04 = $120,000). This would result in a payment of $90,000 (75% of $120,000) and a Deferred Cash Bonus of $30,000 (the remaining 25% of the Cash Bonus) And, if EBIT-D for the quarter ending March 31, 2001 equals $2,000,000 and EBIT-D for the quarter ended March 31, 2000 was $3,000,000, the Company would be entitled to a Bonus Repayment Amount equal to $80,000 ($7,000,000 (EBIT-D for 12/00 and
                  3/01) - $5,000,000 (EBIT-D for 12/99 and 3/00) = $2,000,000 x
                  .04 = a Cash Bonus of $80,000). As a result, the Company would be entitled to a Bonus Repayment Amount of $40,000 (the Cash Bonus of $120,000 previously paid less the aggregate Cash Bonus of $80,000). The Deferred Cash Bonus of $30,000 would applied to Executive's obligation to pay the Bonus Repayment Amount.

                  D. Section 3(a) shall be deleted in its entirety and the following paragraph shall be substituted in lieu thereof:

                  On each August 31st during the Term (commencing on August 30,
                  2001), the Executive shall be entitled to receive options (the "Performance Options") to purchase 100,000 shares of Common Stock. The options comprising the Performance Options shall vest quarterly over a one (1) year period commencing on the September 30 following the date of grant and be exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock for the five trading days ending on the August 29th prior to the date of grant.

         2. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Existing Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

                                        STEVEN MADDEN, LTD.


                                        By: /s/ STEVEN MADDEN
                                            ------------------------------------
                                            Name:  Steven Madden
                                            Title: Chief Executive Officer


                                            /s/ RHONDA BROWN
                                            ------------------------------------
                                            Rhonda Brown

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